Oppenheimer Dual Purpose Fund 2
                       Exhibit 24(b)(16) to Form N-1A
                    Performance Data Computation Schedule


The Fund's average annual total returns and total returns are calculated as described below, on the basis of the Fund's distributions, for the past 10 years which are as follows:

  Distribution          Amount From       Amount From
  Reinvestment          Investment        Long or Short-Term      Reinvestment
  (Ex)Date              Income            Capital Gains           Price

Class A Shares
  10/31/87          0.0000000      0.1561000            9.230
  11/16/87          0.0000000      0.6743000            8.120
  12/24/87          0.0000000      0.0930000            9.200
  12/29/89          0.0000000      0.3130000           17.330
  12/24/90          0.0000000      0.6966000           15.470
  12/31/90          0.0000000      0.0156000           15.390
  01/14/91          0.0000000      0.0140000           16.110
  12/31/91          0.0000000      0.6018000           21.180
  12/24/92          0.0000000      1.2950000           24.320
  12/31/92          0.0000000      0.0349000           24.390
  12/27/93          0.0000000      0.2160000           25.000
  12/31/93          0.0000000      1.4305000           24.670
  02/09/94          0.0000000      0.0693000           25.620
  12/23/94          0.0000000      0.3200000           23.180
  12/30/94          0.0000000      0.5616000           23.050
  02/07/95          0.0000000      0.0330000           25.610
  12/29/95          0.0000000      1.5599000           30.100
  12/31/96          0.0000000      3.2848000           33.020




Oppenheimer Dual Purpose Fund 2
Page 2


1. Average Annual Total Returns for the Periods Ended 12/31/96:

The formula for calculating average annual total return is as follows:

       1                   ERV n
--------------- = n       (---) - 1 = average annual total return
 number of years            P

Where: ERV = ending redeemable value of a hypothetical $1,000 payment made at the beginning of the period
        P   = hypothetical initial investment of $1,000

Class A Shares

Examples, assuming a maximum sales charge of 5.75%:

   One Year               Five Year

   $1,135.66 1            $1,994.21 .2
  (---------) - 1 = 13.57%         (---------)   - 1 = 14.80%
     $1,000                 $1,000


   Inception

   $4,440.43 .1012
  (---------) - 1 = 16.28%
     $1,000



Examples at NAV:

Class A Shares

   One Year               Five Year

   $1,204.97 1            $2,115.82 .2
  (---------) - 1 = 20.50%         (---------)   - 1 = 16.17%
     $1,000                 $1,000


   Inception

   $4,711.36 .1012
  (---------) - 1 = 16.98%
     $1,000


Oppenheimer Dual Purpose Fund 2
Page 3


2.  Cumulative Total Returns for the Periods Ended 12/31/96:

The formula for calculating cumulative total return is as follows:

    ERV - P
    ------- = Cumulative Total Return
       P

Class A Shares

Examples, assuming a maximum sales charge of 5.75%:

One Year                 Five Year

$1,135.66 - $1,000       $1,994.21 - $1,000
------------------  =  13.57% ------------------  =  99.42%
      $1,000                   $1,000


  Inception

  $4,440.43 - $1,000
  ------------------  = 344.04%
        $1,000


Examples at NAV:

Class A Shares

  One Year                Five Year

  $1,204.97 - $1,000                $2,115.82 - $1,000
------------------  =  20.50%------------------  = 111.58%
        $1,000                 $1,000


  Inception

  $4,711.36 - $1,000
  ------------------  = 236.55%
        $1,000